Exhibit 4.1

i-80 GOLD CORP.

as the Corporation

- and -

TSX TRUST COMPANY

as the Warrant Agent

WARRANT INDENTURE

Providing for the Issue of up to 184,000,000 Warrants

Dated as of May 16, 2025

-i-

TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

9.11	Warrant Agent Not to be Appointed Receiver	45
9.12	Warrant Agent Not Required to Give Notice of Default	45
9.13	Anti-Money Laundering	46
9.14	Compliance with Privacy Code	46
9.15	Securities Exchange Commission Certification	47

ARTICLE 10 GENERAL		47

10.1	Notice to the Corporation and Warrant Agent	47
10.2	Notice to Warrantholders	48
10.3	Ownership of Warrants	48
10.4	Counterparts	49
10.5	Satisfaction and Discharge of Indenture	49
10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	49
10.7	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided	49
10.8	Severability	50
10.9	Force Majeure	50
10.10	Assignment, Successors and Assigns	50
10.11	Rights of Rescission and Withdrawal for Holders	50

Schedule A Form of Warrant		A-1

Schedule B Exercise Form		B-1

Schedule C Form of U.S. Purchaser Certification Upon Exercise of Warrants		1

-iii-

WARRANT INDENTURE

THIS WARRANT INDENTURE is dated as of May 16, 2025.

AMONG:

i-80 GOLD CORP., a corporation existing under the laws of the Province of British Columbia (the “Corporation”)

- and -

TSX TRUST COMPANY, a trust company existing under the federal laws of Canada (the “Warrant Agent”)

WHEREAS in connection with a “bought deal” public offering of the Corporation (the “Offering”), the Corporation proposes to issue up to 345,760,000 units of the Corporation (each, a “Unit”), inclusive of the Over-Allotment Option (as defined herein), pursuant to the terms and conditions of an underwriting agreement dated May 13, 2025 between the Corporation and National Bank Financial Inc. and Cormark Securities Inc. (the “Co-Bookrunners”), together with Canaccord Genuity Corp. and SCP Resource Finance LP (together with the Co-Bookrunners, the “Co-Lead Underwriters”), and BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Stifel Nicolaus Canada Inc. and Ventum Financial Corp. (collectively with the Co-Lead Underwriters, the “Underwriters”), such Units being qualified for distribution to the public pursuant to the Canadian Prospectus (as defined herein) and the U.S. Prospectus (as defined herein);

AND WHEREAS each Unit is comprised of one Common Share (as defined herein) and one-half of one Warrant (as defined herein), with each whole Warrant entitling the holder thereof to subscribe for and purchase, subject to adjustment, one Common Share upon payment of the Exercise Price (as defined herein) and upon the terms and conditions hereinafter set forth;

AND WHEREAS concurrently with the Offering, the Corporation proposes to complete the Concurrent Private Placement, pursuant to which the Corporation proposes to issue up to 22,240,000 Units on the same terms as the Units issued pursuant to the Offering;

AND WHEREAS in accordance with the foregoing, the Corporation is proposing to issue an aggregate of up to 184,000,000 Warrants pursuant to this Warrant Indenture (as defined herein);

AND WHEREAS the Corporation is authorized under the laws applicable to it to create and issue the Warrants as hereinafter provided;

AND WHEREAS all acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the

Corporation hereby appoints the Warrant Agent as warrant agent to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Applicable Legislation” means any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Applicable Securities Laws” means the applicable securities laws and regulations of each of the provinces and territories of Canada, and the applicable federal and state securities laws and regulations of the United States, together with all related rules, policies, notices and orders of applicable regulatory authorities;

“Approved Bank” has the meaning set forth in Section 9.4;

“Auditors” means a firm of professional accountants duly appointed as auditors of the Corporation, from time to time;

“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by the Corporation or on which the signatures of the Corporation have been electronic, printed, lithographed or otherwise mechanically reproduced and authenticated by manual signature of an authorized officer of the Warrant Agent, and (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by Section 2.8 are entered in the Register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Book Based System” means the electronic system for clearing, depository and entitlement services operated by the Depository;

“Book Entry Only Participants” means institutions that participate directly or indirectly in the Depository’s Book Based System for the Warrants;

“Book Entry Only Warrants” means Warrants that are to be held only by or on behalf of the Depository on the Book Based System;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in the City of Toronto, Ontario, and shall be a day on which the Exchange is open for trading;

“Capital Reorganization” has the meaning set forth in Section 4.1(d);

“Canadian Accredited Investor” means an “accredited investor” as that term is defined in NI 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in NI 45-106;

“Canadian Base Shelf Prospectus” means the short form Canadian base shelf prospectus of the Corporation dated June 21, 2024;

“Canadian Prospectus” means the prospectus supplement of the Corporation dated May 13, 2025 to the Canadian Base Shelf Prospectus prepared in connection with the qualification for distribution of the Units and the securities issuable pursuant to the Over-Allotment Option, including the documents incorporated therein by reference, and including any Supplementary Material thereto;

“CDS Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository represented by an Uncertificated Warrant, or if requested by the Depository or the Corporation, by a Warrant Certificate;

“CDSX” means the CDS settlement and clearing system for equity and debt securities in Canada;

“Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of Schedule “A”, attached hereto;

“Closing Date” means May 16, 2025;

“Common Share Delivery Date” has the meaning set forth in Section 3.6(2);

“Common Share Recapitalization” has the meaning set forth in Section 4.1(a);

“Common Shares” means the common shares in the capital of the Corporation;

“Concurrent Private Placement” means the sale of 22,240,000 Units on a private placement basis expected to be completed concurrently with the Offering;

“Concurrent Private Placement Investor” means a U.S. Accredited Investor, Canadian Accredited Investor or a person participating on a private placement basis under the applicable securities laws of the jurisdiction in which the purchaser is resident or located who first purchased Units in the Concurrent Private Placement, and who, in connection with such purchase, executed a Subscription Agreement;

“Confirmation” has the meaning set forth in Section 3.2(1);

“Corporation” means i-80 Gold Corp., a corporation existing under the laws of the Province of British Columbia;

“Counsel” means a barrister and/or solicitor or a firm of barristers and/or solicitors, who may be counsel for the Corporation, acceptable to the Warrant Agent;

“Current Market Price” of the Common Shares at any date means the VWAP of the Common Shares for each day there was a closing price for the twenty (20) consecutive Trading Days ending one Business Day prior to the date, or, if the Common Shares are not traded on any stock exchange, such over-the-counter market as may be selected for such purpose by the board of directors of the

Corporation or, if the Common Shares are not traded on any such market, as determined by the Directors, acting reasonably;

“Depository” means CDS Clearing and Depository Services Inc., or its successor;

“Documents” has the meaning set forth in Section 9.3;

“DRS” means, in respect of the Warrants, the Direct Registration System maintained by the Warrant Agent;

“DRS Advice” means the notification produced by the DRS system evidencing ownership of the Warrants;

“Effective Date” means the date of this Indenture;

“Exchange” means the Toronto Stock Exchange;

“Exchange Rate” means, at any time, the number of Common Shares subject to the right of purchase under each Warrant at such time, which, as of the Effective Date, shall be one (1) Common Share (subject to adjustment in accordance with the provisions of Article 4);

“Exercise Date” means, in relation to a Warrant, the Business Day on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Article 3 hereof;

“Exercise Notice” has the meaning set forth in Section 3.2(1);

“Exercise Price” means US$0.70 for each Common Share payable in immediately available United States funds (subject to adjustment in accordance with the provisions of Article 4);

“Expiry Date” means November 16, 2027;

“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date;

“Extraordinary Resolution” has the meaning set forth in Section 7.11;

“holder” means, unless the context requires otherwise, a Warrantholder;

“Indemnified Parties” has the meaning set forth in Section 9.7;

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the Register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent;

“Issue Date” for a particular Warrant means the date on which the Warrant is actually issued by or on behalf of the Corporation;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions;

“Offering” has the meaning ascribed thereto in the recitals hereto;

“Over-Allotment Option” means the option granted by the Corporation to the Underwriters, exercisable in whole or in part, for a period of 30 days from and including the Closing Date to purchase up to an additional (i) 48,000,000 Units, (ii) 48,000,000 Common Shares, and/or (iii) 24,000,000 Warrants, or any combination thereof provided that the aggregate number of securities issued pursuant to the Over-Allotment Option does not exceed 48,000,000 Common Shares and 24,000,000 Warrants;

“person” means an individual, body corporate, partnership, limited liability company, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

“Register” means the one set of records and accounts maintained by the Warrant Agent and designated as the Register of the holders of Warrants in accordance with Section 2.10;

“register” means, unless the context requires otherwise, to record in the Register;

“registered” means, unless the context requires otherwise, as recorded in the Register;

“Registration Statement” means the Corporation’s Registration Statement on Form S-3 dated April 14, 2025, as amended (File No. 333-286531), and declared effective by the SEC on May 7, 2025, which contains the U.S. base shelf prospectus of the Corporation dated May 7, 2025;

“Rights Offering” has the meaning set forth in Section 4.1(b);

“Rights Offering Exercise Period” has the meaning set forth in Section 4.1(b);

“SEC” has the meaning set forth in Section 9.15;

“Shareholder” means a holder of shares of the Corporation;

“Subscription Agreement” means a subscription agreement entered into between the Corporation and the Concurrent Private Placement Investors in connection with the Concurrent Private Placement;

“Supplementary Material” means, collectively, any amendment to or amendment and restatement of any of the Canadian Prospectus, Canadian Base Shelf Prospectus, the U.S. Prospectus, the Registration Statement and any amended or supplemental prospectus or ancillary material required to be prepared and filed with any of the securities regulators under Applicable Securities Laws, in connection with the distribution of the Units and the securities issuable pursuant to the Over-Allotment Option, including any documents incorporated therein by reference;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Trading Day” means a day on which a stock exchange on which the Common Shares are listed and which forms the primary trading market for such shares is open for trading, and if the Common Shares are not listed on a stock exchange, a day on which an over-the-counter market where such shares are traded is open for business;

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the Exchange, the TSX Venture Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing);

“Uncertificated Warrant” means any Warrant which is not a Certificated Warrant, including DRS Advice;

“Underwriters” has the meaning ascribed thereto in the recitals hereto;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“Units” has the meaning ascribed thereto in the recitals hereto;

“U.S. Accredited Investor” means a person who is an “accredited investor” meeting one or more of the criteria in Rule 501(a) of Regulation D under the U.S. Securities Act;

“U.S. Person” means a U.S. person as that term is defined in Rule 902(k) of Regulation S;

“U.S. Prospectus” means the U.S. prospectus supplement of the Corporation dated May 13, 2025 to the Registration Statement prepared in connection with the registration of the Units and the securities issuable pursuant to the Over-Allotment Option, including the documents incorporated therein by reference, and including any Supplementary Material thereto;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the principal Trading Market based on trading volume as reported by Bloomberg on which the Common Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (Eastern time) to 4:02 p.m. (Eastern time)), (b) if the Common Shares are not listed or quoted on a Trading Market and is then quoted on OTCQB or OTCQX, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation;

“Warrant Agency” means the principal office of the Warrant Agent in the City of Toronto, or such other place as may be designated in accordance with Section 3.6;

“Warrant Agent” means the TSX Trust Company, in its capacity as warrant agent of the Warrants, or its successors from time to time;

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, to evidence those Warrants that will be evidenced by a certificate;

“Warrantholders” means the persons who are registered owners of Warrants as such names appear on the Register, and for greater certainty, shall include the Depository as well as the holders of Uncertificated Warrants appearing on the Register of the Warrant Agent;

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders holding in the aggregate not less than 50% of the aggregate number of Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

“Warrants” means the Common Share purchase warrants created by and authorized by and issuable under this Indenture, each warrant entitling the holder thereof to purchase one Common Share at the Exercise Price prior to the Expiry Time, subject to adjustments as provided for in this Indenture; and

“written order”, “written request”, “written consent” or “certificate” of the Corporation, mean, a written order, written request, written consent or certificate signed in the name of the Corporation, by any one duly authorized signatory of the Corporation, and may consist of one or more instruments so executed.

1.2	Gender and Number

Words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa.

1.3	Construction

(1)

The terms “this Warrant Indenture”, “this Indenture”, “hereto”, “herein”, “hereby”, “hereof” and similar expressions mean and refer to this warrant indenture and any indenture, deed or instrument supplemental hereto.

(2)	The expressions “Article” and “Section” followed by a number, letter or both mean and refer to the specified article or section of this Indenture.

(3)

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Warrants.

1.4	Day not a Business Day

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice shall be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence in this Indenture and each Warrant.

1.6	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States unless otherwise expressed.

1.7	Applicable Law

This Indenture, the Warrants, the Warrant Certificates (including all documents relating thereto, which by common accord have been and will be drafted in English) and DRS Advice shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. Each of the parties hereto, which shall include the Warrantholders, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of this Indenture and the transactions contemplated herein.

ARTICLE 2

ISSUE OF WARRANTS

2.1	Creation and Issue of Warrants

(1)

The Warrants authorized to be issued hereunder are limited in respect of the aggregate number of Common Shares which can be subscribed for and purchased pursuant thereto, and Warrants may be issued only upon and subject to the terms and conditions hereinafter set forth. The Corporation is hereby authorized to create and issue, upon receipt of the applicable consideration therefor 184,000,000 Warrants, entitling the holders thereof to subscribe for and purchase an aggregate of 184,000,000 Common Shares together with such additional indeterminate number of Common Shares as may be required to be issued pursuant to any adjustment required to be made by the provisions of Article 4 hereof, and such Warrants are hereby authorized to be issued.

(2)

Registration of interests in the Warrants held by the Depository may be evidenced by a position appearing on the Register for an amount representing the aggregate number of such Warrants outstanding from time to time.

2.2	Terms of Warrants

(1)

Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance herewith, each Warrant shall entitle the holder thereof, upon exercise at any time after the Issue Date and prior to the Expiry Time, to acquire that number of Common Shares equal to the Exchange Rate, upon payment of the Exercise Price as provided herein.

(2)

No fractional Warrants shall be issued or otherwise provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares. If the aggregate number of Warrants to be issued to a person includes a fractional Warrant, the number of Warrants to be issued to such person shall be rounded down to the nearest whole number and no consideration shall be paid for any such fractional Warrant.

(3)	Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

(4)	The number of Common Shares which may be purchased pursuant to the Warrants and the Exercise Price therefor shall be adjusted upon the events and in the manner specified in Article 4.

(5)

Neither the Corporation nor the Warrant Agent shall have any obligation to deliver Common Shares upon the exercise of any Warrant if the person to whom such shares are to be delivered is a resident of a country or political subdivision thereof in which the Common Shares may not lawfully be issued pursuant to applicable securities legislation. The Corporation shall require any person to provide proof of an applicable exemption from such securities legislation to the Corporation and Warrant Agent before any Common Shares are delivered pursuant to the exercise of any Warrant. For greater certainty, the Warrant Agent shall be entitled to assume that the issuance and delivery of Common Shares pursuant to any Warrant exercise is lawful unless otherwise directed in writing by the Corporation.

2.3	Warrantholder not a Shareholder

Except as may be specifically provided herein, nothing in this Indenture, or in the holding of a Warrant Certificate, DRS Advice or entitlement to a Warrant or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of the Corporation, or the right to dividends or other distributions or allocations on the Common Shares.

2.4	Securities Law Matters

(1)

In connection with any exercise of Warrants, if it is required by law, the Corporation shall cause to be delivered to any person in whose name the Common Shares issuable upon exercise of the Warrants are to be issued the U.S. Prospectus, covering the issuance of the Common Shares upon exercise of the Warrants. The Corporation will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the Expiry Date or (ii) such time as no Warrants remain outstanding (provided, however, that nothing shall prevent the Corporation’s amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume the Corporation’s obligations under this Indenture). All expenses incidental to the Corporation’s performance of or compliance with the foregoing provisions will be borne by the Corporation, including, without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with U.S. federal securities and U.S. state securities laws; (iii) all fees and disbursements of counsel for the Corporation, independent certified public accountants of the Corporation and technical experts retained by the Corporation whose consent is required to be provided with respect to the Registration Statement or U.S. Prospectus.

(2)

If any person shall fail to deliver customary representations and other documentation requested by the Corporation or Warrant Agent, the holder of the applicable Warrant shall be notified by the Warrant Agent within three Business Days that the evidence provided has been deemed insufficient to permit the exercise of such Warrant and providing a description of the nature of such deficiency. In the case where the Corporation is not satisfied with the provided evidence, it shall furnish to the Warrant Agent either (i) the form of proper notice to be delivered to establish the required evidence or (ii) a description of the deficiency. Until such time as the Corporation or Warrant Agent, as the case may be, acting reasonably, is satisfied with the evidence provided, the holder of the Warrant shall not be permitted to exercise the Warrant.

(3)

The Warrant Agent may assume that the Registration Statement remains effective until otherwise notified in writing by the Corporation that such Registration Statement is no longer effective. The Corporation shall at all times be obligated to provide prompt notice to the Warrant Agent regarding any change in the effectiveness of the Registration Statement.

(4)

The parties hereto acknowledge that the Warrants issued to Concurrent Private Placement Investors pursuant to the Concurrent Private Placement, and the Common Shares issuable upon exercise thereof, (i) have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and are being issued in reliance on exemptions and exclusions from the registration requirements of the U.S. Securities Act and similar exemptions under applicable state securities laws, and (ii) have not and will not be qualified for distribution to the public under applicable Canadian securities laws and are being issued in Canada or to or for the account or benefit of

Canadian Accredited Investors in reliance on exemptions from the prospectus requirements of applicable Canadian securities laws.

2.5	Warrants to Rank Pari Passu

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.6	Form of Warrants, Certificated Warrants

(1)

The Warrant Agent shall be entitled to request any other documents that it may reasonably require in accordance with its Internal Procedures for the removal of any legends required by Applicable Securities Laws.

(2)

The Warrants will be issued upon receipt by the Warrant Agent of a written order of the Corporation and may be issued in both certificated and uncertificated form including DRS Advice. Each Warrant originally issued to a Concurrent Private Placement Investor that is a U.S. Accredited Investor or a Canadian Accredited Investor, will be evidenced in certificated form only and bear the applicable legends as set forth in Schedule “A” hereto. All Warrants issued in certificated form shall be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form as set out in Schedule “A” hereto, which shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the Register to be maintained by the Warrant Agent in accordance with Section 2.10.

(3)

Each Warrantholder by purchasing such Warrant acknowledges and agrees that the terms and conditions set forth in the form of the Warrant Certificate set out in Schedule A hereto shall apply to all Warrants and Warrantholders regardless of whether such Warrants are issued in certificated or uncertificated form or whether such Warrantholders are registered Warrantholders or beneficial owners of Warrants who beneficially hold security entitlements in respect of the Warrants through a Depository.

2.7	Book Entry Only Warrants

(1)

Reregistration of beneficial interests in and transfers of Warrants held by the Depository shall be made only through the book entry registration system and no Warrant Certificates or DRS Advices shall be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository, as determined by the Corporation, from time to time. Except as provided in this Section 2.7, owners of beneficial interests in any CDS Global Warrants shall not be entitled to have Warrants registered in their names and shall not receive or be entitled to receive Warrants in definitive form or to have their names appear in the Register.

(2)

Notwithstanding any other provision in this Indenture, no CDS Global Warrants may be exchanged in whole or in part for Warrants registered, and no transfer of any CDS Global Warrants in whole or in part may be registered, in the name of any person other than the Depository for such CDS Global Warrants or a nominee thereof unless:

(a)

the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Warrants and the Corporation is unable to locate a qualified successor;

(b)

the Corporation determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Global Warrants and the Corporation is unable to locate a qualified successor;

(c)	the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor;

(d)	the Corporation determines that the Warrants shall no longer be held as Book Entry Only Warrants through the Depository;

(e)	such right is required by Applicable Legislation as determined by the Corporation and the Corporation’s Counsel; or

(f)	such registration is effected in accordance with the internal procedures of the Depository and the Warrant Agent,

following which, Warrants for those holders requesting the same shall be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the holder. The Corporation shall provide a certificate of the Corporation giving notice to the Warrant Agent of the occurrence of any event outlined in clauses (a) to (f) of this Section 2.7(2).

(3)

Subject to the provisions of this Section 2.7, any exchange of CDS Global Warrants for Warrants which are not CDS Global Warrants may be made in whole or in part in accordance with the provisions of Section 2.13, mutatis mutandis. All such Warrants issued in exchange for a CDS Global Warrant or any portion thereof shall be registered in such names as the Depository for such CDS Global Warrants shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to CDS Global Warrants) as the CDS Global Warrants or portion thereof surrendered upon such exchange.

(4)

Every Warrant that is Authenticated upon registration or transfer of a CDS Global Warrant, or in exchange for or in lieu of a CDS Global Warrant or any portion thereof, whether pursuant to this Section 2.7, or otherwise, shall be Authenticated in the form of, and shall be, a CDS Global Warrant, unless such Warrant is registered in the name of a person other than the Depository for such CDS Global Warrant or a nominee thereof.

(5)

Notwithstanding anything to the contrary in this Indenture, subject to Applicable Legislation, the CDS Global Warrant will be issued as an Uncertificated Warrant, unless otherwise requested in writing by the Depository or the Corporation.

(6)

The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system shall be limited to those established by Applicable Legislation and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)

the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(c)

any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(8)

The Corporation may terminate the application of this Section 2.7 in its sole discretion in which case all Warrants shall be evidenced by Warrant Certificates or DRS Advices registered in the name of a person other than the Depository.

2.8	Legends

(1)

Neither the Warrants issued pursuant to the Concurrent Private Placement nor the Common Shares issuable upon the exercise of such Warrants have been or will be registered under the U.S. Securities Act or under any United States securities laws. Warrant Certificates originally issued for the benefit or account of a Concurrent Private Placement Investor, and each Warrant Certificate issued in exchange therefor or in substitution thereof, shall bear or be deemed to bear the following legends or such variations thereof as the Corporation may prescribe from time to time:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (C) IN ACCORDANCE WITH RULE 144 OR ANOTHER VALID EXEMPTION, IN EACH CASE IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS. THE CORPORATION’S TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.”;

provided that, if the Warrants are being sold in accordance with the exemption provided by Rule 144 under the U.S. Securities Act, if available, or another valid exemption, the legend may be removed by the delivery to the Warrant Agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act.

The Warrant Agent shall be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

(2)

Neither the Warrants issued pursuant to the Concurrent Private Placement nor the Common Shares issuable upon the exercise of such Warrants have been or will be qualified for distribution to the public under applicable Canadian securities laws. If required under applicable Canadian securities laws, Warrant Certificates originally issued for the benefit or account of a Concurrent Private Placement Investor and each Warrant Certificate issued in exchange therefor or in substitution thereof, and each Common Share issued upon the exercise of such Warrants, shall bear or be deemed to bear the following legend(s):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 17, 2025.”

and if applicable under the policies of the Exchange and as per written order of the Corporation, the additional legend as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

2.9	Authentication

(1)

For Warrants issued in certificated form, the form of certificate representing Warrants shall be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Corporation. Each Warrant Certificate shall be Authenticated on behalf of the Warrant Agent. Each Warrant Certificate shall be signed by any one duly authorized signatory of the Corporation; whose signature shall appear on the Warrant Certificate and may be electronic, printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon the Corporation as if it had been signed manually. Any Warrant Certificate which has a signature as hereinbefore provided shall be valid notwithstanding that the person whose signature is electronic, printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate. The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Corporation may determine.

(2)

The Warrant Agent shall Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture, and such Authenticated Uncertificated Warrants shall be binding on the Corporation. The Register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the Register at any time and any later time, the Register at the later time shall be controlling, absent manifest error.

(3)

Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate shall, subject to the terms of this Indenture and Applicable Legislation, validly entitle the holder to acquire Common Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

(4)

No Warrant shall be considered issued and shall be valid or obligatory or shall entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Warrant Agent. Authentication by the Warrant Agent, including by way of entry on the Register, shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof. Authentication by the Warrant Agent shall be conclusive evidence as against the Corporation that the Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

2.10	Register of Warrants

(1)

The Warrant Agent shall maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which shall contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record. All such information shall be kept in one set of accounts and records which the Warrant Agent shall designate (in such manner as shall permit it to be so identified as such by an unaffiliated party) as the Register of the holders of Warrants. The information to be entered for each account in the Register at any time shall include (without limitation):

(a)	the names and addresses of the holders of the Warrants, the date of Authentication thereof and the number of Warrants;

(b)

whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

(c)	whether such Warrant has been cancelled; and

(d)	a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered.

The Register shall be available for inspection by the Corporation or any Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees. Any Warrantholder exercising such right of inspection shall first provide an affidavit in form satisfactory to the Corporation and the Warrant Agent stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(2)

Once an Uncertificated Warrant has been Authenticated, the information set forth in the Register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors. Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof shall be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of the Corporation and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent), sustained by the Corporation or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser shall have any such obligation to the Corporation or to the Warrant Agent.

2.11	Issue in Substitution for Warrant Certificates Lost, etc.

(1)

If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to Applicable Legislation, shall issue and thereupon the Warrant Agent shall Authenticate and deliver, a new Warrant Certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Corporation and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(2)

The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.11 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, and such applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

2.12	Exchange of Warrant Certificates

(1)

Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants, and bearing the same legend, if applicable, as represented by the Warrant Certificate or Warrant Certificates so exchanged.

(2)

Warrant Certificates may be exchanged only at the Warrant Agency during regular business hours of the Warrant Agent on a Business Day or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate from the holder (or such other instructions, in form satisfactory to the Warrant Agent), tendered for exchange shall be surrendered to the Warrant Agency and cancelled by the Warrant Agent.

(3)	Warrant Certificates exchanged for Warrant Certificates that bear the legend(s) set forth in Section 2.8(1) and/or Section 2.8(2) shall bear the same legend(s).

2.13	Transfer and Ownership of Warrants

(1)

The Warrants may only be transferred on the Register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon (a) in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificate representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule “A” and (b) in the case of Book Entry Only Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system, (c) in the case of DRS Advices, surrendering to the Warrant Agent at the Warrant Agency, DRS Advices representing the Warrants to be transferred together with a duly executed form of transfer as set forth in Schedule A; and (d) upon compliance with:

(i)	the conditions herein;

(ii)	such reasonable requirements as the Warrant Agent may prescribe; and

(iii)	all applicable securities legislation and requirements of regulatory authorities;

and, in the case of a Warrant Certificate, such transfer shall be duly noted in such Register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee of a Certificated Warrant, a Warrant Certificate, and to the transferee of a DRS Advice a DRS Advice or the Warrant Agent shall Authenticate and deliver a Warrant Certificate upon request that part of the CDS Global Warrant be certificated. Transfers within the systems of the Depository are not the responsibility of the Warrant Agent and will not be noted on the Register maintained by the Warrant Agent and Warrants that are held as Book Entry Only Warrants shall be transferred and recorded through the relevant Book Entry Only Participant in accordance with the book entry registration system as the entitlement holder in respect of such Warrants.

(2)

If a Warrant Certificate tendered for transfer bears any of the legends set forth in Section 2.8, the Warrant Agent shall not register such transfer unless, in the case of a Warrant Certificate bearing only the legend set forth in Section 2.8(1) (and not the legend(s) set forth in Section 2.8(2)), the transferor has provided the Warrant Agent with the Warrant Certificate and (A) the transfer is made to the Corporation or (B) the transfer is made pursuant to an effective registration statement under the U.S. Securities Act or (C) if the transfer is made pursuant to an exemption provided by Rule 144 under the U.S. Securities Act, if available, or another valid exemption, and in each case in compliance with any applicable state securities laws in the United States and securities laws of any other applicable jurisdictions, the transferor provides an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act.

(3)

No duty shall rest with the Warrant Agent to determine compliance of the transferor or transferee with Applicable Securities Laws. The Warrant Agent shall be entitled to assume that all transfers are legal and proper.

(4)	Subject to the provisions of this Indenture and Applicable Legislation, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants, and the issue of Common Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

2.14	Cancellation of Surrendered Warrants

All Warrant Certificates surrendered pursuant to Section 2.11, Section 2.12, Section 2.13, Article 3 or Section 5.1 shall be cancelled by the Warrant Agent and upon such circumstances all such Uncertificated Warrants shall be deemed cancelled and so noted on the Register by the Warrant Agent. Upon written request by the Corporation, the Warrant Agent shall furnish to the Corporation a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Common Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

ARTICLE 3

EXERCISE OF WARRANTS

3.1	Right of Exercise

(1)

Subject to the provisions hereof, each Warrant shall entitle the holder, from the Issue Date and prior to the Expiry Time, to subscribe for and purchase that number of Common Shares equal to the Exchange Rate, at a price per share equal to the Exercise Price, all in accordance with the terms hereof and the conditions herein.

(2)

If no Registration Statement is effective under the U.S. Securities Act, or if the U.S. Prospectus contained therein is not available for the offer and sale of the Common Shares issuable upon exercise of the Warrants, at any time prior to the Expiry Time, such Warrantholder shall be notified forthwith by the Warrant Agent that such Warrantholder is entitled to a cashless exercise, in accordance with Section 3.3.

3.2	Warrant Exercise

(1)

Warrantholders of Warrant Certificates who wish to exercise the Warrants held by them in order to acquire Common Shares must complete the exercise form (the “Exercise Notice”) attached to the Warrant Certificate(s) which form is attached hereto as Schedule “B”, which may be amended by the Corporation with the consent of the Warrant Agent, if such amendment does not, in the reasonable opinion of the Corporation and the Warrant Agent, which may be based on the advice of Counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Notice and a certified cheque, bank draft, wire transfer or money order payable to or to the order of the Corporation for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency. The Warrants represented by a Warrant Certificate shall be deemed to be surrendered upon personal delivery of such certificate, Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

A beneficial holder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Exercise Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through a Book Based System, including CDSX. Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to the Expiry Time. The Depository will initiate the exercise by way of the Confirmation and forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by causing the issuance to the Depository through the book entry registration system of the Common Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.

(2)	Subject to Section 3.4(2) below, the Warrants may not be exercised by or on behalf of a Concurrent Private Placement Subscriber.

(3)

By causing a Book Entry Only Participant to deliver notice to the Depository, a beneficial holder shall be deemed to have irrevocably surrendered his, her or its Warrants so exercised and appointed such Book Entry Only Participant to act as his, her or its exclusive settlement agent with respect to the exercise of the Warrants and the receipt of Common Shares in connection with the obligations arising from such exercise.

(4)

Any notice which the Depository determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the beneficial holder’s instructions will not give rise to any obligations or liability on the part of the Corporation or Warrant Agent to the Book Entry Only Participant or the Warrantholder.

(5)

Any exercise form or Exercise Notice referred to in this Section 3.2 shall be signed by the registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such exercise form or Exercise Notice need not be executed by the Depository.

(6)

Any exercise referred to in this Section 3.2 shall require that the entire Exercise Price for Common Shares subscribed must be paid at the time of subscription and such Exercise Price and original Exercise Notice executed by the registered Warrantholder or the Confirmation from the Depository must be received by the Warrant Agent prior to the Expiry Time.

(7)	If the form of Exercise Notice set forth in the Warrant Certificate shall have been amended, the Corporation shall cause the amended Exercise Notice to be forwarded to all Warrantholders.

(8)

Exercise Notices and Confirmations must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Notice or Confirmations received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

(9)

Any Warrant with respect to which a Confirmation or valid exercise is not received by the Warrant Agent before the Expiry Time shall be deemed to have expired and become void and all rights with respect to such Warrants shall terminate and be cancelled.

3.3	Cashless Exercise

(1)

If, at any time prior to the Expiry Date, the Corporation determines that the Registration Statement is no longer effective, or the use of such Registration Statement is suspended, no Warrantholder will be permitted to exercise Warrants other than pursuant to a “cashless exercise” as described below, and the Corporation shall promptly provide written notice of such determination to the Warrant Agent. Upon receipt of such notice, the Warrant Agent shall provide a copy thereof to each registered holder of Warrants, and such notice shall confirm that the then outstanding Warrants may, until the earlier of (x) the suspension of effectiveness of the Registration Statement ceases or a new registration statement registering the Common Shares upon exercise of the Warrants becomes effective and any prospectus supplement necessary in relation thereto having been filed or (y) the Expiry Time, if the current price per common share on the Trading Market exceeds the Exercise Price, be exercised by means of a “cashless exercise” in which the Warrantholder shall be entitled to surrender a Warrant to the Corporation in exchange for the issuance (following the due exercise of Warrants pursuant to Section 3.2) of the number of Common Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

A = the 5-day VWAP of the Common Shares on the Exchange on the Trading Day immediately preceding the date of the receipt by the Warrant Agent of the notice of exercise, as converted to U.S. dollars using the Bank of Canada daily average exchange rate of Canadian dollars to U.S. dollars as of such date;

B = the Exercise Price per Common Share of such Warrant, as adjusted; and

X = the number of Common Shares that would otherwise be issuable upon exercise of such Warrant in accordance with its terms by means of a cash exercise rather than a cashless exercise.

(2)

The issue price for each such Common Share to be issued pursuant to the cashless exercise of a Warrant will be equal to (B), as defined above, and the total issue price for the aggregate number of Common Shares issued pursuant to the cashless exercise of a Warrant will be paid and satisfied in full by the surrender to the Corporation of such Warrant.

(3)

If Common Shares are issued pursuant to such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the U.S. Securities Act, such Common Shares shall take on the registered characteristics of the Warrants being exercised. The Corporation agrees not to take any position contrary to this Section 3.3(3).

(4)

Any Warrantholder that holds Warrants registered in the name of CDSX and that wishes to exercise such Warrants under this section by means of a cashless exercise must first withdraw their position from CDS, arrange to have the applicable Warrant certificated and surrender such warrant certificate to the Warrant Agent for exercise by means of a “cashless exercise”.

(5)

In addition, if the Corporation determines at any time prior to the Expiry Date that U.S. state securities laws are not preempted with respect to exercises of the Warrants, the Corporation may by written notice to the Warrant Agent elect to permit exercises of Warrants that are subject to the laws of one or more U.S. jurisdictions to be exercised on a “cashless exercise” basis, pursuant to the cashless exercise formula set forth above. Upon the receipt of such notice, the Warrant Agent shall provide a copy thereof to each registered holder of Warrants.

(6)

The Corporation shall deliver to the Warrant Agent, an officer’s certificate setting out the particulars of the Warrants to be exercised and the name and address of the Warrantholder, the number of Common Shares to be issued, and setting out the basis of the calculations pursuant to this Section 3.3.

(7)

For the avoidance of doubt, a Warrantholder may only exercise his or her warrants by means of “cashless exercise” if there is no effective registration statement under the U.S. Securities Act registering, or the prospectus contained therein is not available for, the offer and issuance of the Common Shares to the Warrantholder upon the exercise of his or her Warrants. If there is an effective registration statement under the U.S. Securities Act registering, or the prospectus contained therein is available for, the offer and issuance of the Common Shares to the Warrantholder upon the exercise of his or her Warrants, such Warrantholder may only exercise his or her Warrants in accordance with Section 3.2.

3.4	Certain Prohibitions on Exercise

(1)

Warrants issued pursuant to the Concurrent Private Placement may not be exercised unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or pursuant to an exemption from such registration requirements.

(2)

Warrants issued pursuant to the Concurrent Private Placement may be exercised and the Common Shares issued upon exercise of any such Warrants, provided that the person exercising the Warrants is a Concurrent Private Placement Investor with respect to those Warrants that originally purchased Units in the Concurrent Private Placement and the representations, warranties and covenants made by such Concurrent Private Placement Investor in the Subscription Agreement remain true and correct at the time of exercise and any exercise of Warrants without the delivery of an opinion of counsel or other evidence shall be deemed a representation and warranty to the Corporation to that effect, or has provided an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation that the exercise of the such Warrants and the issuance of the Common Shares are exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(3)

Certificates representing Common Shares issued upon the exercise of Warrants which bear the legend set forth in Section 2.8(1) or which are issued and delivered pursuant to Section 3.4(2) shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (C) IN ACCORDANCE WITH RULE 144 OR ANOTHER

VALID EXEMPTION, IN EACH CASE IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS. THE CORPORATION’S TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.”

3.5	Transfer Fees and Taxes

If any of the Common Shares subscribed for are to be issued to a person or persons other than the registered Warrantholder, the registered Warrantholder shall execute the form of transfer as set forth in Schedule A and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to the Corporation, or the Warrant Agent on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation will not be required to issue or deliver certificates or DRS Advices evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation or the Warrant Agent on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation and the Warrant Agent that such tax has been paid or that no tax is due.

3.6	Warrant Agency

To facilitate the exchange, transfer or exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the Warrant Agency as the agency at which Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Corporation may from time to time designate alternate or additional places as the Warrant Agency (subject to the Warrant Agent’s prior approval) and will give notice to the Warrant Agent of any proposed change of the Warrant Agency. Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Warrant Agent, may designate. The Warrant Agent will from time to time when requested to do so by the Corporation or any registered Warrantholder, upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Warrantholders showing the number of Warrants held by each such registered Warrantholder.

3.7	Effect of Exercise of Warrants

(1)

Upon the exercise of Warrants pursuant to and in compliance with Section 3.2 and subject to Section 3.3, the Common Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued shall be deemed to have become the holder or holders of such Common Shares on the Exercise Date unless the Register shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued, and such person or persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such Register is reopened.

(2)

Within five Business Days after the Exercise Date with respect to a Warrant (the “Common Share Delivery Date”), the Warrant Agent shall use commercially reasonable efforts to cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates or DRS Advices for the appropriate number of Common Shares subscribed for, or any other appropriate evidence of the issuance of Common Shares to such person or persons in respect of Common Shares issued under the book entry registration system or direct registration system.

(3)

If the Corporation fails to cause the Warrant Agent to deliver to the Warrantholder the Common Shares issuable pursuant to Section 3.6(2) by the Common Share Delivery Date, then the Warrantholder will have the right to rescind such exercise.

3.8	Partial Exercise of Warrants; Fractions

(1)

A holder of Warrants may exercise his, her or its right to acquire a number of whole Common Shares less than the aggregate number which the holder is entitled to acquire pursuant to such Warrants. In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) or DRS Advice(s), bearing the same legend, if applicable, or other appropriate evidence of Warrants, in respect of the balance of the Warrants held by such holder and which were not then exercised.

(2)

Notwithstanding anything herein contained, including any adjustment provided for in Section 4.1, the Corporation shall not be required, upon the exercise of any Warrants, to issue fractions of Common Shares. Warrants may only be exercised in a sufficient number to acquire whole numbers of Common Shares. If, upon the exercise of Warrants by a person, the aggregate number of Common Shares to be issued to such person includes a fractional Common Share, the number of Common Shares to be issued to such person shall be rounded down to the nearest whole number and no consideration shall be paid for any such fractional Common Share.

3.9	Expiration of Warrants

From and after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect.

3.10	Accounting and Recording

(1)

The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised, and shall promptly forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust company designated by the Corporation for that purpose), all monies received by the Warrant Agent on the subscription of Common Shares through the exercise of Warrants. All such monies and any securities or other instruments from time to time received by the Warrant Agent shall be segregated and kept apart by the Warrant Agent for, the Warrantholders and the Corporation as their interests may appear.

(2)

The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

3.11	Securities Restrictions

(1)

The Warrant Agent shall be entitled to assume that the Common Shares may be issued pursuant to the exercise of any Warrant without violating any Applicable Securities Laws and without legending the certificate representing the Common Shares unless the Warrant Agent has received notice in writing from the Corporation stating otherwise and setting forth the restrictions on the exercise of the Warrants and any legend the certificates representing the Common Shares should bear.

ARTICLE 4

ADJUSTMENT OF NUMBER OF COMMON SHARES AND EXERCISE PRICE

4.1	Adjustment of Number of Common Shares and Exercise Price

The subscription rights in effect under the Warrants for Common Shares issuable upon the exercise of the Warrants shall be subject to adjustment from time to time as follows:

(a)	if, at any time after the Effective Date but prior to the Expiry Date, the Corporation shall:

(i)	subdivide, re-divide or change its outstanding Common Shares into a greater number of Common Shares;

(ii)	reduce, combine or consolidate its outstanding Common Shares into a lesser number of Common Shares; or

(iii)

issue Common Shares or securities exchangeable for, or convertible into, Common Shares to the holders of all or substantially all of Common Shares by way of a stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options or a distribution to the holders of all or substantially all of the Common Shares on its outstanding Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares);

(any of such events in Section 4.1(a)(i), (ii) or (iii) being called a “Common Share Recapitalization”), then, in each case:

(iv)

the Exercise Price shall be adjusted as of the effective date or record date of such Common Share Recapitalization so that it shall equal the amount, in dollars, determined by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Recapitalization, and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date after giving effect to such Common Share Recapitalization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date or effective date);

(v)	concurrently with any adjustment of the Exercise Price pursuant to this Section 4.1(a), the Exchange Rate shall be adjusted so that it shall equal the amount determined by multiplying the Exchange Rate in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment; and

(vi)	any adjustments required under this Section 4.1(a) shall be made successively whenever any Common Share Recapitalization shall occur;

(b)

if and whenever, at any time after the Effective Date but prior to the Expiry Date, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date (“Rights Offering Exercise Period”), to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than 95% of the Current Market Price on such record date (a “Rights Offering”), then, in each case:

(i)

the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount, in dollars, determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus that number of Common Shares determined by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; for purposes of the foregoing calculation, any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding;

(ii)

to the extent that no such rights or warrants are exercised prior to the expiry of the Rights Offering Exercise Period, the Exercise Price shall, upon expiry of the Rights Offering Exercise Period, be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed;

(iii)

if any such rights or warrants are exercised, the Exercise Price shall, upon such exercise, be adjusted to the Exercise Price which would otherwise be determined under Section 4.1(b)(i) if each reference therein to “offered for subscription or purchase” were replaced by a reference to “issued upon the exercise of such rights or warrants” and each reference therein to “so offered” were replaced by a reference to “so purchased”;

(iv)

concurrently with any adjustment of the Exercise Price pursuant to this Section 4.1(b), the Exchange Rate will be adjusted so that it will equal the amount determined by multiplying the Exchange Rate in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment; and

(v)

any adjustments required by this Section 4.1(b) shall be made successively whenever a record date for a Rights Offering is fixed ( provided that if two or more such record dates or are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates);

(c)

if and whenever at any time after the Effective Date but prior to the Expiry Date the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of outstanding Common Shares of (i) securities of any class, whether of the Corporation or any other person (other than Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness, or (iv) any property or other assets (but excluding any distribution referred to in Section 4.1(a) or Section 4.1(b)), then, in each such case:

(i)

the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount, in dollars, determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by the Corporation (subject to Exchange approval), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by the Corporation from the holders of the Common Shares, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price; for purposes of the foregoing calculation, any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding;

(ii)	to the extent no such distribution is made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed;

(iii)

concurrently, with any adjustment of the Exercise Price pursuant to this Section 4.1(c), the Exchange Rate will be adjusted so that it will equal the amount determined by multiplying the Exchange Rate in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price in effect immediately prior to such adjustment and the denominator shall be the Exercise Price resulting from such adjustment; and

(iv)	any adjustments required by this Section 4.1(c) shall be made successively whenever such a record date is fixed;

(d)

if and whenever at any time after the Effective Date but prior to the Expiry Date there is a reclassification or redesignation of the Common Shares, or a capital reorganization of the Corporation (other than as described in Section 4.1(a), Section 4.1(b) or Section 4.1(c)) or a consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other body corporate, trust, partnership or other entity that results in any reclassification of the Common Shares or any change or exchange of the Common Shares into or for other securities or any sale, lease, exchange, transfer or conveyance of the property, undertaking and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity (any of such events being a “Capital Reorganization”), any registered Warrantholder who has not exercised its right of acquisition prior to the effective date of such Capital Reorganization, upon the exercise of such right thereafter, shall be entitled to receive upon payment of the Exercise Price and shall accept, in lieu of the number of Common Shares that prior to such effective date the registered Warrantholder would have been entitled to receive, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such Capital Reorganization, that such registered Warrantholder would have been entitled to receive on such Capital Reorganization, if, on the effective date thereof, as the case may be, the registered Warrantholder had been the registered holder of the number of Common Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent, relying on advice of Counsel, to give effect to or to evidence the provisions of this Section 4.1(d), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such Capital Reorganization, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a registered Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent pursuant to the provisions of this Section 4.1(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, redesignations, capital reorganizations, arrangements, amalgamations, consolidations, mergers, sales or conveyances;

(e)

in any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the registered Warrantholder of any Warrant exercised after the record date and prior to completion of such event the additional Common Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such registered Warrantholder an appropriate instrument evidencing such registered Warrantholder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such registered Warrantholder would, but for the provisions of this Section 4.1(e), have become the holder of record of such additional Common Shares pursuant to Section 4.1;

(f)

in any case in which Section 4.1(a)(iii), Section 4.1(b) or Section 4.1(c) require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the Warrantholders of the outstanding Warrants receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in Section 4.1(a)(iii), Section 4.1(b) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in Section 4.1(c), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be;

(g)

the adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section 4.1, (i) no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and (ii) no adjustment of the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least one one-hundredth of a Common Share; provided, however, that any adjustments which by reason of this Section 4.1(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

(h)

after any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the registered Warrantholder is entitled to receive upon the exercise of this Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares and other property or securities a registered Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

4.2	Entitlement to Common Shares on Exercise of Warrant

All Common Shares, or shares of any class or other securities, which a registered Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be Common Shares which such registered Warrantholder is entitled to acquire pursuant to such Warrant.

4.3	No Adjustment for Certain Transactions

Notwithstanding anything in this Article 4, no adjustment shall be made under Section 4.1 in respect of any issuance of Common Shares made pursuant to this Indenture in respect of the issue of Warrants pursuant to any stock option, stock purchase, restricted share plan or other equity incentive plan in force from time to time for officers, Directors or employees, consultants or other service providers of the Corporation or pursuant to any stock option granted or other convertible security issued by the Corporation prior to the date of this Indenture.

4.4	Determination by Independent Firm

In the event of any question arising with respect to the adjustments provided for in this Article 4, such question shall be conclusively determined by an independent firm of chartered accountants other than the Auditors, who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all holders and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the Exercise Price and number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any action which may, in the opinion of Counsel (acting reasonably), be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6	Certificate of Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.1, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Auditors verifying such calculation. The Warrant Agent shall act and rely, and shall be protected in acting and relying, upon the certificate of the Corporation or of the Auditors and any other document filed by the Corporation pursuant to this Article 4 for all purposes.

4.7	Notice of Special Matters

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Warrantholders of its intention to fix a record date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to Section 4.1. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 14 days prior to such applicable record date. If notice has been given and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Warrantholders of such adjustment computation.

4.8	No Action after Notice

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the registered Warrantholder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in Section 4.6 and Section 4.7.

4.9	Other Action

If the Corporation, after the date hereof, shall take any action affecting the Common Shares, other than an action described in Section 4.1 or an action referred to in Section 4.3, which in the reasonable opinion of the directors of the Corporation would materially affect the rights of Warrantholders, the Exercise Price and/or Exchange Rate shall be adjusted in such manner and at such time, by action of the directors, acting reasonably and in good faith, as they in their sole discretion may determine to be equitable to the Warrantholders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Common Shares are or may be listed for trading has been obtained. Without limiting the generality of the foregoing, the Corporation may not, at its discretion, reduce the Exercise Price of the Warrants for periods of time, or from time to time, during the life of the Warrants unless the Corporation complies with the rules and the requirements of the Exchange and the NYSE American, or any other stock exchange on with the Warrants are listed, including (i) the Corporation undertakes to comply with any applicable tender offer regulatory provisions under the U.S. federal securities laws, including a minimum period of 20 Business Days within which such price reduction will be in effect (or such longer period as may be required under the SEC’s tender offer rules) and (ii) the Corporation promptly gives public notice of the reduction in exercise price in a manner consistent with the rules and requirements of the Exchange and the NYSE American regarding immediate release of material information.

4.10	Protection of Warrant Agent

The Warrant Agent:

shall not

(a)

at any time be under any duty or responsibility to any registered Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)

shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

(c)

shall not be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article;

(d)

shall not incur any liability or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation; and

(e)

shall be entitled to act and rely on any adjustment calculation of the board of directors of the Corporation and the Corporation’s Auditors, and if a dispute shall at any time with respect to adjustments hereunder, the dispute shall be conclusively determined by the Corporation’s Auditors or if they are unable or unwilling to act, by such firm or independent chartered accountants as may be selected by the directors and any such determination shall, absent manifest error, be binding upon the Corporation, the Warrant Agent and all holders.

4.11	Participation by Warrantholder

No adjustments shall be made pursuant to this Article 4 if the Warrantholders are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Warrantholders had exercised their Warrants prior to, or on the effective date or record date of, such event.

4.12	Regulatory Approval of Adjustments

Notwithstanding the foregoing, any adjustment to the Exercise Price and/or Exchange Rate shall be subject to the prior written consent of the Exchange.

ARTICLE 5

RIGHTS OF THE CORPORATION AND COVENANTS

5.1	Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, if any, the Corporation may from time to time purchase, by private contract or otherwise, any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors of the Corporation, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. In the case of Certificated Warrants, Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent and reflected accordingly on the Register of Warrants. In the case of Uncertificated Warrants, the Warrants purchased pursuant to this Section 5.1 shall be reflected accordingly on the Register of Warrant and in accordance with procedures prescribed by the Depository under the book entry registration system. No Warrants shall be issued in replacement thereof.

5.2	General Covenants

The Corporation covenants with the Warrant Agent, for the benefit of the Warrant Agent and the Warrantholders, that so long as any Warrants remain outstanding:

(a)	it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

(b)	it will cause the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(c)	all Common Shares which shall be issued upon exercise of the right to acquire provided for herein shall be fully paid and non-assessable, free and clear of all encumbrances;

(d)

it will use commercially reasonable efforts to maintain its existence and carry on its business in the ordinary course; provided that this clause shall not be construed as limiting or restricting the Corporation from agreeing to a consolidation, amalgamation, arrangement, takeover bid or merger even if the consideration being offered is not securities that are listed and posted for trading on a recognized Canadian stock exchange, provided that such transaction has been approved in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the applicable stock exchange;

(e)	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture;

(f)

it will promptly notify the Warrant Agent and the Warrantholders in writing of any default under the terms of this Warrant Indenture which remains unrectified for more than five days following its occurrence;

(g)

it will use commercially reasonable efforts to ensure that the Common Shares outstanding or issuable from time to time (including without limitation the Common Shares issuable on the exercise of the Warrants) continue to be or are listed and posted for trading on the Exchange (or such other Canadian stock exchange acceptable to the Corporation), provided that this clause shall not be construed as limiting or restricting the Corporation from completing a consolidation, amalgamation, arrangement, takeover bid or merger that would result in the Common Shares ceasing to be listed and posted for trading on such exchanges, so long as the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of such exchanges or the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash; and

(h)

it will make all requisite filings under and otherwise take all requisite steps under and satisfy applicable Canadian securities legislation including those filings and other steps necessary to remain a reporting issuer not in default in each of the provinces and other Canadian jurisdictions where it is or becomes a reporting issuer.

5.3	Warrant Agent’s Remuneration and Expenses

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of its duties and obligations hereunder (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed. Any amount owing hereunder and remaining unpaid after 30 days from the invoice date will bear interest at the then current rate charged by the Warrant Agent against unpaid invoices and shall be payable upon demand. This Section 5.3 shall survive the resignation or removal of the Warrant Agent and/or the termination of this Indenture.

5.4	Performance of Covenants by Warrant Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation and may itself perform any of the covenants capable of being performed by it but, subject to Section 9.2, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

5.5	Enforceability of Warrants

The Corporation covenants and agrees that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued and Authenticated as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, the Corporation will cause the Common Shares from time to time acquired upon exercise of Warrants issued under this Indenture to be duly issued and delivered in accordance with the terms of this Indenture.

ARTICLE 6

ENFORCEMENT

6.1	Suits by Warrantholders

All or any of the rights conferred upon any registered Warrantholder by any of the terms of this Indenture may be enforced by the registered Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders from time to time outstanding. The Warrant Agent shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may reasonably be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Warrantholders.

6.2	Suits by the Corporation

The Corporation shall have the right to enforce full payment of the Exercise Price of all Common Shares issued by the Warrant Agent to a registered Warrantholder hereunder and shall be entitled to demand such payment from the registered Warrantholder or alternatively to instruct the Warrant Agent to cause the cancellation of the share certificates and amend the securities register accordingly.

6.3	Immunity of Shareholders, etc.

The Warrant Agent and the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder, trustee, employee or agent of any Corporation or any successor corporation on any covenant, agreement, representation or warranty by the Corporation herein. Only the Corporation shall be bound in respect hereof.

6.4	Waiver of Default

Upon the happening of any default hereunder:

(a)

the Warrantholders of not less than a majority of the Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

(b)

the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, on the advice of Counsel, if, in the Warrant Agent’s opinion, based on the advice of Counsel, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

ARTICLE 7

MEETINGS OF REGISTERED WARRANTHOLDERS

7.1	Right to Convene Meetings

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. If the Warrant Agent fails to so call a meeting within seven days after receipt of such written request of the Corporation or such Warrantholders’ Request and the indemnity and funding given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto, in the Province of Ontario, or at such other place as may be approved or determined by the Warrant Agent.

7.2	Notice

At least 21 days’ prior written notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Section 10.2 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Section 7.2.

7.3	Chair

An individual (who need not be a registered Warrantholder) designated in writing by the Warrant Agent and the Corporation shall be chair of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose an individual present to be chair.

7.4	Quorum

Subject to the provisions of Section 7.11, at any meeting of the Warrantholders a quorum shall consist of registered Warrantholder(s) present in person or by proxy holding at least 25% of the then outstanding Warrants. If a quorum of the Warrantholders shall not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum be present at the commencement of business. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 25% of the aggregate number of all then outstanding Warrants.

7.5	Power to Adjourn

The chair of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7	Poll and Voting

(1)

On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chair or by one or more of the Warrantholders acting in person or by proxy and holding in the aggregate at least 5% of the aggregate number of Warrants then outstanding, a poll shall be taken in such manner as the chair shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

(2)

On a show of hands, every person who is present and entitled to vote, whether as a registered Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each registered Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant then held or represented by it. A proxy need not be a registered Warrantholder. The chair of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8	Regulations

(1)

The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and vary such regulations as it shall think fit for the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting.

(2)

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a registered Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Warrantholders or proxies of Warrantholders.

7.9	Corporation and Warrant Agent May be Represented

The Corporation and the Warrant Agent, by their respective directors, officers, agents, and employees, and Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Warrantholders.

7.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power exercisable from time to time by Extraordinary Resolution:

(a)

to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Warrantholders or, with the consent of the Warrant Agent (such consent not to be unreasonably withheld), of the Warrant Agent in its capacity as agent hereunder or on behalf of the Warrantholders against the Corporation, whether such right arises under this Indenture or otherwise, which shall be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any agreement supplemental hereto in connection therewith;

(b)	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

(c)

to direct or to authorize the Warrant Agent, subject to Section 9.2(2) hereof, to enforce any of the covenants on the part of the Corporation contained in this Indenture or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)

to waive and direct the Warrant Agent to waive any default by the Corporation in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

(e)

to restrain any registered Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or to enforce any of the rights of the Warrantholders;

(f)

to direct any registered Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such registered Warrantholder in connection therewith;

(g)

to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(h)

with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(i)

to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11	Meaning of Extraordinary Resolution

(1)

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution: (i) proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Warrantholders holding in the aggregate at least 25% of the aggregate number of Warrants then outstanding and passed by the affirmative votes of Warrantholders holding not less than 66 2/3% of the aggregate number of Warrants then outstanding at the meeting and voted on the poll upon such resolution; or (ii) in writing signed by the holders of at least 66 2/3% of the then outstanding Warrants on any matter that would otherwise be voted upon at a meeting called to approve such resolution as contemplated in this Section 7.11(1).

(2)

If, at the meeting at which an Extraordinary Resolution is to be considered, Warrantholders holding at least 25% of the aggregate number of Warrants then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than 15 or more than 60 days later, and to such place and time as may be appointed by the chair. Not less than 14 days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Section 10.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.11(1) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding at least 25% of the aggregate number of the then outstanding Warrants are not present in person or by proxy at such adjourned meeting.

(3)	Subject to Section 7.14, votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

7.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chair or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders holding not less than a majority or in the case of an Extraordinary Resolution, holding not less than 66 2/3%, of the aggregate number of all of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed by holders of not less than 66 2/3% of the aggregate number of all of the then outstanding Warrants.

7.15	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

7.16	Evidence of Warrantholders

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Warrantholders, including a Warrantholders’ Request, may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Warrantholder in person or by attorney duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such attorney or (subject to the provisions of this Article 7 with regard to voting at meetings of Warrantholders) of the holding by any person of Warrants shall be sufficient for any purpose of this Indenture if the fact and date of execution by any person of such request or other instrument or writing is proved by a certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, to the effect that the person signing such request or other instrument in writing acknowledged to him the execution thereof or by an affidavit of a witness of such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument. The Warrant Agent may, nevertheless, in its discretion require further proof in cases where it deems further proof desirable or may accept such other proof as it shall consider proper.

7.17	Holdings by Corporation Disregarded

In determining whether Warrantholders holding the required total number of Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation shall be disregarded in accordance with the provisions of Section 10.7. The Corporation shall provide the Warrant Agent with a certificate of the Corporation providing details of any Warrants held by the Corporation or by a subsidiary of the Corporation upon the written request of the Warrant Agent.

ARTICLE 8

SUPPLEMENTAL INDENTURES

8.1	Provision for Supplemental Indentures for Certain Purposes

Subject to regulatory approval, from time to time, the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions hereof and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	setting forth any adjustments resulting from the application of the provisions of Article 4;

(b)

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Warrantholders;

(c)	giving effect to any Extraordinary Resolution passed as provided in Section 7.11;

(d)

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, relying on the advice of Counsel, prejudicial to the interests of the Warrantholders;

(e)

adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(f)

modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same shall become operative;

(g)

providing for the issuance of additional Warrants hereunder, including Warrants in excess of the number set out in Section 2.1, and any consequential amendments hereto as may be required by the Warrant Agent, relying on the advice of Counsel; and

(h)

for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent, relying on the advice of Counsel, the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

8.2	Successor Entities

(1)

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

ARTICLE 9

CONCERNING THE WARRANT AGENT

9.1	Warrant Indenture Legislation

(1)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

(2)

The Corporation and the Warrant Agent agree that each will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

9.2	Rights and Duties of Warrant Agent

(1)

In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from liability for its own gross negligent action, willful misconduct, bad faith or fraud under this Indenture.

(2)

The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, notice specifying the act, action or proceeding which the Warrant Agent is required to take, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(3)

The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants Certificates held by them, for which Warrants the Warrant Agent shall issue receipts.

(4)

Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

9.3	Evidence, Experts and Advisers

(1)

In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

(2)

In the exercise of its rights and duties hereunder, the Warrant Agent shall be protected in acting and relying upon any written notice, opinions, reports, certificates, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents” in this Section 9.3) furnished to it and signed by any person required to or entitled to execute and deliver to the Warrant Agent any such Documents in connection with this Indenture, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine, provided the Warrant Agent examines the Documents and determines it complies with the applicable requirements of this Indenture. The Warrant Agent has sole discretion and shall be protected in acting and relying upon any Document received either in facsimile or by e-mail of a pdf form.

(3)

Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

(4)

Whenever Applicable Legislation requires that evidence referred to in Section 9.3(1) be in the form of a statutory declaration, the Warrant Agent may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the Chief Executive Officer, Chief Financial Officer, President and Chief Operating Officer or Executive Vice-President of the Corporation.

(5)

Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary, solicitor or commissioner for oaths, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate and in respect of a corporate Warrantholder, shall include a certificate of incumbency of such Warrantholder together with a certified resolution authorizing the person who signs such instrument to sign such instrument.

(6)

The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging and determining its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or negligence on the part of any such Counsel, experts or advisers who have been appointed with due care by the Warrant Agent. The Corporation shall pay or reimburse the Warrant Agent for any reasonable fees, expenses and disbursements of such Counsel or advisers.

(7)

The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser in good standing and who in good faith the Warrant Agent determined would be appropriately able to give such opinion, advice or information, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

9.4	Documents, Monies, etc. Held by Warrant Agent

Until released in accordance with this Indenture, any funds received hereunder shall be kept in segregated records of the Warrant Agent and the Warrant Agent shall place the funds in segregated bank accounts of the Warrant Agent at one or more of the Canadian Chartered Banks listed in Schedule 1 of the Bank Act (Canada) (each, an “Approved Bank”). All amounts held by the Warrant Agent pursuant to this Indenture shall be held by the Warrant Agent for the Corporation and the delivery of the funds to the Warrant Agent shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Warrant Agent pursuant to this Indenture are at the sole risk of the Corporation and, without limiting the generality of the foregoing, the Warrant Agent shall have no responsibility or liability for any diminution of the funds which may result from any deposit made with an Approved Bank pursuant to this section, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default). The parties hereto acknowledge and agree that the Warrant Agent will have acted responsibly in depositing the funds at any Approved Bank, and that the Warrant Agent is not required to make any further inquiries in respect of any such bank. The Warrant Agent may hold cash balances constituting part or all of such monies and need not, invest same; the Warrant Agent shall not be liable to account for any profit to any parties to this Indenture or to any other person or entity.

9.5	Actions by Warrant Agent to Protect Interest

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.6	Warrant Agent Not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

9.7	Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent it is expressly declared and agreed as follows:

(a)

the Warrant Agent shall have no duties except those expressly set forth herein and no trust, bare or otherwise, is intended to be, or is or will be, created hereby and the Warrant Agent shall owe no duties hereunder as a trustee;

(b)

the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the Authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(c)

nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(d)	the Warrant Agent shall incur no liability whatsoever with respect to the delivery or non-delivery of any certificates whether delivered by hand, mail or any other means;

(e)	the Warrant Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any securities deposited with it;

(f)	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

(g)

the Warrant Agent shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of, this Indenture, unless received by it in writing and signed by the other parties hereto and, if its duties herein are affected, unless it shall have given its prior written consent thereto;

(h)

notwithstanding any other provisions of this Indenture, no duty or responsibility whatsoever shall rest upon the Warrant Agent to determine the compliance by any transferor or transferee of Warrants, or by holder exercising Warrants, with the terms of any legend affixed on the Warrant Certificates, or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Warrant Agent shall be entitled to assume that all transfers and exercises that are processed in accordance with this Indenture are legal and proper.

(i)

the Warrant Agent is in no way responsible for the use by the Corporation of the proceeds of the issue hereunder, nor is the Warrant Agent bound to make any inquiry or investigation as to the performance by the Corporation of the Corporation’s covenants hereunder;

(j)

the Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, the Warrant Agent, due to a lack of information or instructions, or otherwise in its sole judgment, acting reasonably, determines that such act is conflicting with or contrary to the terms of this Indenture or the law or regulation of any jurisdiction or any order or directive of any court, governmental agency or other regulatory body;

(k)

the Warrant Agent shall not be under any obligation to prosecute or to defend any action or suit in respect of the relationship which, in the opinion of its Counsel, may involve it in expense or liability, unless the Corporation shall, so often as required, furnish the Warrant Agent with satisfactory indemnity and funding against such expense or liability, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Indenture;

(l)

the Warrant Agent shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of its covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation;

(m)

without derogation of any protection or indemnity of the Warrant Agent under any other provision hereof, or otherwise at law, the Corporation hereby indemnifies and agrees to hold harmless the Warrant Agent, its affiliates, and each of their current and former officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) from and against any and all liabilities whatsoever, losses, damages, penalties, claims, demands, actions, suits, proceedings, costs, taxes, charges, assessments, judgments, expenses and disbursements, including reasonable legal fees and disbursements of whatever kind and nature which may at any time be imposed on or incurred by or asserted against the Indemnified Parties, or any of them, whether at law or in equity, groundless or otherwise, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Indemnified Parties’ duties, or any other services that the Warrant Agent may provide in connection with or in any way relating to this Indenture. The Corporation agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding; provided that the Corporation shall not be required to indemnify the Indemnified Parties in the event of the gross negligence or wilful misconduct of the Warrant Agent, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Indenture; and

(n)

Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Warrant Agent shall be limited, in the aggregate, to the amount of annual retainer fees paid by the Corporation to the Warrant Agent under this Indenture in the twelve (12) months immediately prior to the Warrant Agent receiving the first notice of the claim. Notwithstanding any other provision of this Indenture, and whether such losses or damages are foreseeable or unforeseeable, the Warrant Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages, and this provision shall survive the resignation or removal of the Warrant Agent or the termination or discharge of this Indenture.

(o)

In the event that any of the funds provided to the Warrant Agent hereunder are received by it in the form of an uncertified cheque or bank draft, the Warrant Agent shall be entitled to delay the time for release of such funds until such uncertified cheque has cleared the financial institution upon which the same is drawn.

(p)

The forwarding of a cheque or the sending of funds by wire transfer by the Warrant Agent will satisfy and discharge the liability of any amounts due to the extent of the sum represented thereby unless such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Warrant Agent, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, will issue to such payee a replacement cheque for the amount of such cheque.

(q)

The Warrant Agent shall not be liable for any error in good judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, bad faith or willful misconduct.

9.8	Replacement of Warrant Agent; Successor by Merger

(1)

The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.8, by giving to the Corporation not less than 60 days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent (at the expense of the Corporation) or any registered Warrantholder may apply to a judge of the Superior Court of the Province of Ontario on such notice as such judge may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this Section 9.8 shall be an entity authorized to carry on the business of a trust company in the Province of Ontario and, if required by the Applicable Legislation for any other provinces, in such other provinces. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder. At the request of the Corporation or the new warrant agent, the retiring Warrant Agent, upon payment of the amounts, if any, due to it pursuant to Section 5.3, shall duly assign, transfer and deliver to the new warrant agent all property and money held and all records kept by the retiring Warrant Agent hereunder or in connection herewith.

(2)	Upon the appointment of a successor warrant agent, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 10.2.

(3)

Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor warrant agent in the name of the predecessor or successor warrant agent: and in case at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates will have the full force provided in the Warrant Certificates and in this Indenture. In case at any time the name of the Warrant Agent is changed and at such time any of the Warrant Certificates have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates will have the full force provided in the Warrant Certificates and in this Indenture.

(4)

Any corporation into which the Warrant Agent may be merged or consolidated or amalgamated, or to which all or substantially all of its corporate trust business is sold or otherwise transferred, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under Section 9.8(1).

9.9	Conflict of Interest

(1)

The Warrant Agent represents to the Corporation that to the best of its knowledge, at the time of execution and delivery of this Indenture hereof no material conflict of interest exists with respect to the Warrant Agent role as Warrant Agent hereunder.

(2)

Subject to Section 9.9(1), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation without being liable to account for any profit made thereby.

9.10	Acceptance of Agency

The Warrant Agent hereby accepts the agency in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth. No trust, bare or otherwise, is intended to be, or is or will be, created hereby and the Warrant Agent shall owe no duties hereunder as a trustee.

9.11	Warrant Agent Not to be Appointed Receiver

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12	Warrant Agent Not Required to Give Notice of Default

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

9.13	Anti-Money Laundering

(1)

Each party to this Indenture other than the Warrant Agent hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(2)

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non- compliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions, legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, or economic sanctions, legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Indenture, provided (i) that the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

9.14	Compliance with Privacy Code

The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Warrant Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Warrant Agent shall make available on its website, www.tsxtrust.com, or upon request, including revisions thereto. Further, each party agree that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless the Corporation has assured itself that such individual understands and has consented to the aforementioned uses and disclosures. The Warrant Agent may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

9.15	Securities Exchange Commission Certification

The Corporation confirms that as at the date of execution of this Indenture its common shares are registered pursuant to Section 12 of the U.S. Securities Exchange Act and it has a reporting obligation pursuant to Section 13 of the U.S Securities Exchange Act. The Corporation covenants that in the event that (i) any additional class of its securities shall become registered pursuant to Section 12 of the U.S. Securities Exchange Act or the Corporation shall incur a further reporting obligation pursuant to Section 13 or 15(d) of the U.S. Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the U.S. Securities Exchange Act, the Corporation shall promptly deliver to the Warrant Agent an officers’ certificate notifying the Warrant Agent of such registration or termination and such other information as the Warrant Agent may require at the time. The Corporation acknowledges that Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain United States Securities and Exchange Commission (“SEC”) obligations with respect to those clients who are filing with the SEC.

ARTICLE 10

GENERAL

10.1	Notice to the Corporation and Warrant Agent

(1)

Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or if emailed:

(a)	If to the Corporation:

i-80 Gold Corp.
5190 Neil Road, Suite 460
Reno, NV
89502

	Attention:	Richard Young
	Email:	ryoung@i80gold.com

with a copy (which will not constitute notice) to:

Bennett Jones LLP
3400 One First Canadian Place, P.O. Box 130
Toronto, ON M5X 1A4

	Attention:	Abbas Ali Khan
	Email:	alikhana@bennettjones.com

(b)	If to the Warrant Agent:

TSX Trust Company
301-100 Adelaide Street West
Toronto, ON M5H 4H1

	Attention:	Vice President, Corporate Trust
	Facsimile number:	416-361-0470
	Email:	tmxestaff-corporatetrust@tmx.com

and any such notice delivered in accordance with the foregoing shall be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if faxed or emailed, on the next Business Day following the date of transmission.

(2)

The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in Section 10.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Corporation or the Warrant Agent hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in Section 10.1(1), or given by facsimile or email or other means of prepaid, transmitted and recorded communication.

10.2	Notice to Warrantholders

(1)

Unless otherwise provided herein, notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by ordinary prepaid post addressed to such holders at their addresses appearing on the Register and shall be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice. In the event that Warrants are held in the name of the Depository, a copy of such notice shall also be sent by electronic communication to the Depository and shall be deemed received and given on the day it is so sent.

(2)

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to such Warrantholders to the address for such Warrantholders contained in the Register maintained by the Warrant Agent or such notice may be given, at the Corporation’s expense, by means of publication in the Globe and Mail, National Edition, or any other English language daily newspaper or newspapers of general circulation in Canada, in each two successive weeks, the first such notice to be published within 5 Business Days of such event, and any such notice published shall be deemed to have been received and given on the latest date the publication takes place.

(3)	Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

10.3	Ownership of Warrants

The Corporation and the Warrant Agent may deem and treat the Warrantholders as the absolute owner thereof for all purposes, and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. The receipt of any such registered Warrantholder of the Common Shares which may be acquired pursuant thereto shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4	Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. Delivery of an executed copy of this Indenture by email, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, and acceptance by each such party of any such facsimile or electronic copy shall be legally effective to create a valid and binding Indenture among the parties hereto in accordance with the terms hereof.

10.5	Satisfaction and Discharge of Indenture

Upon the earlier of:

(1)

the date by which there shall have been delivered to the Warrant Agent for exercise or cancellation all Warrants theretofore Authenticated hereunder, in the case of Certificated Warrants, or such other instructions, in a form satisfactory to the Warrant Agent, in the case of Uncertificated Warrants, or by way of standard processing through the book entry only system in the case of a CDS Global Warrant; and

(2)	the Expiry Time;

and if all certificates or other entries on the securities register of the Corporation representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder to the Warrant Agent in accordance with such provisions, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, and upon payment to the Warrant Agent of the expenses, fees and other remuneration payable to the Warrant Agent, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

10.6	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or in the Warrants, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

10.7	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided

For the purpose of disregarding any Warrants owned legally or beneficially by the Corporation in Section 7.17, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

(a)	the names (other than the name of the Corporation) of the Warrantholders which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation; and

(b)	the number of Warrants owned legally or beneficially by the Corporation;

and the Warrant Agent, in making the computations in Section 7.17, shall be entitled to rely on such certificate without any additional evidence.

10.8	Severability

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

10.9	Force Majeure

No party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

10.10	Assignment, Successors and Assigns

None of the parties hereto may assign its rights or interest under this Indenture, except (i) as provided in Section 9.8 in the case of the Warrant Agent, (ii) as provided in Section 8.2 in the case of the Corporation.

10.11	Rights of Rescission and Withdrawal for Holders

Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it, and the holder’s funds which were paid on exercise have already been released to the Corporation by the Warrant Agent, the Warrant Agent shall not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder. In such cases, the holder shall seek a refund directly from the Corporation and subsequently, the Corporation, upon surrender to the Corporation or the Warrant Agent of any underlying Common Shares or other securities that may have been issued, or such other procedure as agreed to by the parties hereto, shall instruct the Warrant Agent in writing, to cancel the exercise transaction and to cause the cancellation of any such underlying Common Shares or other securities on the register, which may have already been issued upon the Warrant exercise. In the event that any payment is received by the holder from the Corporation by virtue of the holder being a Shareholder for such Warrants that were subsequently rescinded, such payment must be returned to the Corporation by such holder. The Warrant Agent shall not be under any duty or obligation to take any steps to ensure or enforce the return of the funds pursuant to this section, nor shall the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this section. Notwithstanding the foregoing, in the event that the Corporation provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent shall return such funds to the holder as soon as reasonably practicable, and in so doing, the Warrant Agent shall incur no liability with respect to the delivery or non-delivery of any such funds.

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf as of the date first written above.

i-80 GOLD CORP.

By:
Name: Richard Young Title: Chief Executive Officer

TSX TRUST COMPANY

By:
Name: Title:

By:
Name: Title:

[Signature Page – Warrant Indenture]

SCHEDULE A

FORM OF WARRANT

For Warrants sold pursuant to the Concurrent Private Placement and as per written order of the Corporation, include the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH RULE 144 OR ANOTHER VALID EXEMPTION, IN EACH CASE IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES AND SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS. THE CORPORATION’S TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 17, 2025.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

WARRANT

To acquire Common Shares of

i-80 GOLD CORP.

(existing pursuant to the laws of the Province of British Columbia)

Warrant Certificate No. ____________

Certificate for __________________________

Warrants, each entitling the holder to acquire one Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below))

CUSIP: 44955L155

ISIN: CA44955L1554

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of i-80 Gold Corp. (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before 5:00 p.m. (Toronto time) (the “Expiry Time”) on November 16, 2027 (the “Expiry Date”), one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a “Common Share”) for each Warrant, subject to adjustment in accordance with the terms of the Warrant Indenture.

The Warrant evidenced hereby are exercisable at or before 5:00 p.m. (Toronto time) on November 16, 2027, after which time the Warrant evidenced hereby shall be deemed to be void and of no further force or effect.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)

surrendering this warrant certificate (the “Warrant Certificate”), with a duly completed Exercise Form, to the Warrant Agent at one of the principal office of the Warrant Agent, in the City of Toronto, together with a certified cheque, bank draft, wire transfer or money order in the lawful money of the United States payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be US$0.70 per Common Share (the “Exercise Price”).

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Warrants not so exercised. No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture, together with all other instruments supplemental or ancillary thereto, is herein referred to as the “Warrant Indenture”) dated as of May 16, 2025 among the Corporation and TSX Trust Company, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

[For Warrants sold pursuant to the Concurrent Private Placement, include the following:

Neither the Warrants nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or U.S. state securities laws. Other than by an original U.S. purchaser that purchased the Warrants directly from the Corporation, the Warrants may not be exercised, unless (i) this Warrant and such Common Shares have been registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available and the requirements set forth in the Exercise Form have been satisfied. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.]

Pursuant to Section 3.3 of the Warrant Indenture, if at any time following the initial effectiveness of the Registration Statement, registering the Common Shares issuable upon exercise of the Warrants and prior to the Expiry Date, the Corporation determines that such Registration Statement is not effective, or the prospectus contained therein is not available for, the offer and sale of the Common Shares issuable upon exercise of the Warrants, the Corporation shall promptly provide written notice of such determination to the Warrant Agent. Upon receipt of such notice, the Warrant Agent shall provide a copy thereof to each Warrantholder, and such notice shall confirm that the then outstanding Warrants may, until the earlier of the Registration Statement becoming effective or the Expiry Date, only be exercised by means of a "cashless exercise" pursuant to Section 3.3(1) of the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates representing in the aggregate an equal number of Warrants as are held under the Warrant Certificate(s) so exchanged.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants holding a specific majority of the Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Toronto, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the

Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of ________________________, 202____.

i-80 GOLD CORP.

By:
Name: Title:

Countersigned and Registered by:

TSX TRUST COMPANY

By:
Name: Title:

SCHEDULE “A”

FORM OF TRANSFER

To:	TSX Trust Company

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(print name and address) the Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoints ______________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐	(A) the transfer is being made only to the Corporation;

☐

(B)   the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Warrant Indenture, or

☐

(C)  the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

In the case of a warrant certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

☐	If transfer is to a U.S. Person, check this box.

DATED this ______ day of _________________, 202____.

SPACE FOR GUARANTEES OF	)
SIGNATURES (BELOW))
)
	)	Signature of Transferor
)
)
)
Guarantor’s Signature/Stamp	)	Name of Transferor
)

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•

Canada: A Signature Guarantee obtained from a participating Schedule I Canadian chartered bank, or a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, TSX Trust Company is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

SCHEDULE B

EXERCISE FORM

TO:	i-80 GOLD CORP.

AND TO:	TSX Trust Company
100 Adelaide St W #301, Toronto, ON M5H 4H1
Attn: Corporate Actions

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire: [Please complete (a) or (b) below.]

(c)

______________________ Common Shares pursuant to the right of such holder to be issued, and hereby subscribes for the Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Indenture for an aggregate exercise price of _________________.

(d)

______________Common Shares, only if permitted pursuant to Section 3.3 of the Warrant Indenture, by means of a “cashless exercise” in which the holder of Warrants shall be entitled to receive a number of Common Shares equal to the quotient obtained by dividing [(A- B) (X)] by (A), where: (i) (A) equals the 5-day VWAP of the Common Shares on the TSX on the Trading Day immediately preceding the date of the receipt by the Warrant Agent of the notice of exercise, as converted to U.S. dollars using the Bank of Canada daily average exchange rate of Canadian dollars to U.S. dollars as of such date; (ii) (B) equals the Exercise Price per Common Share of each Warrant, as adjusted; and (iii) (X) equals the number of Common Shares that would otherwise be issuable upon exercise of the Warrants in accordance with their terms by means of a cash exercise rather than a cashless exercise, and the undersigned hereby agrees that the issue price for each such Common Share pursuant to this cashless exercise of such Warrants is equal to (B), as defined above, and the undersigned hereby surrenders all such Warrants the Corporation in full payment and satisfaction of the total issue price for such Common Shares pursuant to this cashless exercise of such Warrants.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture between i-80 Gold Corp. and TSX Trust Company dated May 16, 2025 (the “Warrant Indenture”).

The undersigned hereby represents, warrants and certifies that (check box (a), (b), or as applicable):

☐	(a)	the undersigned is not a Concurrent Private Placement Investor;

☐	(b)

The undersigned (a) is a Concurrent Private Placement Investor who was and is a U.S. Accredited Investor who purchased the Warrants pursuant to the Concurrent Private Placement by delivering a Subscription Agreement in connection with its purchase of Units, (b) is exercising the Warrants for its own account or for the account of the original beneficial purchaser for which it purchased such Units, and (c) is a U.S. Accredited Investor at the time of the exercise of these Warrants; (d) the representations and warranties of the holder made in the U.S. Accredited Investor Certificate remain true and correct as of the date of exercise of these

Warrants and (e) has delivered to the Corporation and the Warrant Agent a certification in the form set out as Schedule C to the Warrant Indenture;

Note: Certificates will not be registered or delivered to an address in the United States unless Box (a) or (b) above is checked.

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, the Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise will be subject to restrictions on resale under applicable securities legislation including the resale restrictions in the Subscription Agreement applicable to Concurrent Private Placement Investors, and the Common Shares received on exercise will bear a restrictive U.S. legend reflecting such restrictions.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued. If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all eligible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to TSX Trust Company at: 100 Adelaide Street West, Suite 301, Toronto, ON M5H 4H1, Attn: Corporate Actions.

[execution page follows]

DATED this ______ day of _________________, 202____.

)
)
Witness	) )	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate or DRS Advice)
	)	Signature of Transferor
)
)
	)	Name of registered Warrantholder
)

☐

Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Warrantholders selecting this option should contact the Warrant Agent to confirm availability of pick-up. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate or DRS Advice to the Warrant Agent.

C-1

SCHEDULE C

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

i-80 Gold Corp.

5190 Neil Road, Suite 460

Reno, NV

89502

Attention: Chief Executive Officer

- and to –

TSX Trust Company of Canada

as Warrant Agent

Dear Sirs:

The undersigned is delivering this letter in connection with the purchase of common shares (the “Securities”) of i-80 Gold Corp., a corporation incorporated under the laws of the Province of British Columbia (the “Corporation”) upon the exercise of warrants of the Corporation (“Warrants”), issued under the warrant indenture dated as of May 16, 2025 between the Corporation and TSX Trust Company of Canada.

The undersigned hereby confirms that:

(a)	it/he/she is authorized to consummate the purchase of the Securities;

(b)

it/he/she is aware that the Securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and that the offer and sale of Securities to it are being made in reliance on Section 4(a)(2) under the U.S. Securities Act and/or Rule 506(b) of Regulation D thereunder;

(c)

it/he/she has had access to such additional information, if any, concerning the Corporation as it/he/she has considered necessary in connection with its/his/her investment decision to acquire the Securities;

(d)

it/he/she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its/his/her investment in the Securities and is able to bear the economic risks of such investment;

(e)

(REQUIRED TO BE COMPLETED) it hereby confirms that it (i) is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act (“Accredited Investors”) and is acquiring the Securities for its own account or for the account of one or more “accredited investors” with respect to which it exercises sole investment discretion (“Beneficial Purchaser”), and not with a view to resale, distribution or other disposition of any of the Securities in violation of United States federal or state securities laws and (ii) satisfies one or more of the categories indicated below (please place an “X” and initial on the appropriate line or lines and, if there is a Beneficial Purchaser, the Potential Purchaser must mark “P” beside the category applicable to the Potential Purchaser and “BP” beside the category applicable to the Beneficial Purchaser), and is (mark all categories that apply):

_______ Category 1. A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or;

_______ Category 3. A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or;

_______ Category 4. An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

_______ Category 5. An investment company registered under the United States Investment Company Act of 1940, as amended; or

_______ Category 6. A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940, as amended; or

_______ Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958, as amended; or

_______ Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

_______ Category 9. An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_______ Category 10. A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended; or

_______ Category 11. An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

_______ Category 12. Any director or executive officer of the Company; or

_______ Category 13. A natural person whose individual net worth, or joint net worth with his or her spouse, excluding the value of his or her primary residence net of any mortgage obligation secured by the property, exceeds U.S. $1,000,000 (for purposes of calculating net worth: (i) a person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability) and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of sale of the securities shall be included as a liability); or

_______ Category 14. A natural person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______ Category 15. A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_______ Category 16. Any entity in which all of the equity owners meet the requirements of at least one of the above categories (if this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an Accredited Investor).

(f)

it/he/she acknowledges that it/he/she has not purchased the Securities as a result of any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) or as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(g)

it/he/she understands that if it/he/she decides to offer, sell or otherwise transfer any of the Securities, such Securities shall be offered, sold or otherwise transferred only (i) to the Corporation, (ii) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable foreign laws, or (iii) within the United States in accordance with the exemption provided by Rule 144 under the U.S. Securities Act, if available, or another valid exemption, and in each case in compliance with applicable state securities laws;

(h)

it/he/she understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the definitive certificates representing the Securities and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH RULE 144 OR ANOTHER VALID EXEMPTION, IN EACH CASE IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS IN THE UNITED STATES OR

SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. [IN RESPECT OF UNIT SHARES AND WARRANT SHARES ONLY: A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE CORPORATION’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.] THE CORPORATION’S TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.”;

provided, that if Securities are being sold under paragraph (g)(ii) above, the legend may be removed by providing a declaration to the Corporation’s registrar and transfer agent, as set forth in Annex A hereto (or as the Corporation may prescribe from time to time) and, if required by the registrar and transfer agent, an opinion of counsel of recognized standing reasonably satisfactory to the registrar and transfer agent, that such legend is no longer required under applicable requirements of the U.S. Securities Act; and provided, further, that, if any Securities are being sold under paragraph (g)(iii) above, the legend may be removed by the delivery to the Corporation’s registrar and transfer agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act;

(i)

it/he/she consents to the Corporation making a notation on its records or giving instructions to any transfer agent or other agent of any of the Securities in order to implement the restrictions on transfer set forth and described herein;

(j)

it/he/she understands and acknowledges that the Corporation (i) is not obligated to remain a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act, (ii) may not, at the time the Warrant Shares are issued pursuant to the exercise of the Warrants or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer;

(k)

if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, it/he/she will execute, deliver, file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the ownership of the Securities;

(l)	it/he/she acknowledges that the Corporation nor any person representing the Corporation has made any representation to it with respect to the Corporation or the offering or sale of the Securities.

The undersigned acknowledges that the representations, warranties and agreements contained herein are made by him or her with the intent that they may be relied upon by the Corporation in determining its/his/her eligibility to purchase the Securities. By this letter the undersigned represents and warrants that the foregoing representations and warranties are true and that they shall survive the purchase by him or her of the Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the undersigned of any of the Securities.

DATED this ____day of _____, 20__.

(Name of Purchaser)
By:
Name:
Title: